ORICA

                                   David P. Taylor
                                   Chief Executive Officer
                                   Orica USA Inc.
                                   9781 South Meridian Boulevard
                                   Suite 400
                                   Englewood, Colorado 80112
                                   Telephone: 303-268-5000

                                   August 23, 2000

BY MAIL AND VIA FACSIMILE: 405-236-0728

James L. Wewers, President
LSB Chemical Corp.
Post Office Box 754
Oklahoma City. Oklahoma 73101

               Re:  Purchase of LaRoche Assets*
                    __________________________
Dear Mr. Ewers:

     Orica USA Inc. and/or an affiliate of ("Orica") intends to submit to LaRoche Industries, Inc. ("LaRoche") a bid (the "Bid") to acquire certain of the assets of LaRoche's ammonium nitrate manufacturing business (as specified in the Bid, the "Acquired Assets"). Orica and LSB Chemical Corp. ("LSB") intend that LSB will acquire certain of the Acquired Assets directly from LaRoche. When executed by an authorized signatory of LSB, this letter shall constitute the agreement of arica and LSB relating to the matters set forth below:

     1. The parties agree that Orica shall, in its sole discretion. have the ability to attend an auction being held for the sale of the Acquired Assets on August 24, 2000 in Atlanta, Georgia. Orica shall have the authority to submit a Bid that, if successful, will obligate LS13 to the terms of this letter.

     2. The parties contemplate that Orica will submit an initial Bid for an aggregate cash purchase price for the Acquired Assets of $36.140,000.00 (the "Purchase Price"). Orica may thereafter, in its sole discretion, increase the amount of said Bid. Any such Bid shall include an amount of *** attributable and allocated to that portion of the Acquired Assets comprising LaRoche's manufacturing business located in Cherokee, Alabama and in Crystal City, Missquri ("collectively, the "LSB Acquired Assets").
                                                        Page 1 of 5
*INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

***INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

     3. No later than 9:30 a.m., Denver local time, on August 23; 2000, LSB shall transmit by wire transfer to Orica a refundable deposit in the amount of *** representing LSB's portion of the earnest money deposit required by LaRoche. Orica shall provide complete account information for said wire transfer to LSB. Orica intends to make a $3,614,000.00 earnest money deposit to LaRoche in conjunction with the Bid, which will include the *** from LSB. In the event Orica is not the successful bidder at auction, Orica shall promptly refund said deposit to LSB upon receipt of its aggregate earnest money deposit from LaRoche.

     4. In the event Orica is the successful bidder at auction, Orica shall enter into an Asset Purchase Agreement with LaRoche, whereby LaRoche shall be directed to assign all right, title and interest to the LSB Acquired Assets directly to LSB or, in the case of real property interests included within the LSB Acquired Assets, to LSB's agent, designee or nominee. Subject only to execution and delivery of said Asset Purchase Agreement, and closing of the transactions contemplated therein.
          LSB unconditionally agrees to pay to Orica a total of *** (the "LSB Purchase Price), less the aforementioned deposit, in consideration of the assignment of said assets. The LSB Purchase Price shall be adjusted downward in the event the actual inventory quantities included in the LSB Acquired Assets are less than the inventory quantities set forth in Exhibit A to this letter agreement. In the event the actual inventory quantities are more than the inventory quantities set forth in Exhibit A, LSB agrees to reimburse Orica for any amount over the Purchase Price Orica is required to pay to LaRoche due to such increase in inventory.

     5. In consideration of its execution and performance of this letter agreement, and for other good and valuable consideration, LSB hereby grants, and Orica shall have, an option to acquire, with an obligation to physically remove from the site , the 550 ton/day Weatherly nitric acid plant located at the Crystal City, Missouri site (the "Nitric Acid Plant") and the contracts and agreements to manufacture, toll or sell industrial grade ammonium nitrate priil or solution at or from the Nitric Acid Plant (the "AN Contracts") from LSB. Such option shall be exercisable, if at all, by the delivery to LSB of a written election notice within 365 days of closing (the "Option Period") under the Asset Purchase Agreement. The parties shall determine a mutually. acceptable date of closing of the option transaction, on which date Orica shall pay LSB an option exercise price of $150,000.00 in consideration of the delivery by LSB of title to and possession of the Nitric Acid Plant and AN Contracts, free and clear of any liens, claims or encumbrances created by, through or under LSB, but not otherwise. During the Option Period, LSB shall maintain the Nitric Acid Plant, at Orica's expense, in substantially its current operating condition.

     6. Orica and LSB acknowledge and agree that although this letter agreement contemplates the purchase by LSB of owned and leased real property included in the LSB Acquired Assets, LSB shall, subject to the consent of

***INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

          LaRoche, have the right to assign and delegate its rights and obligations to acquire such real property to a third party, and that of the LSB Purchase Price, $5,000 shall be allocated to such real property and paid or reimbursed by such third party.

     7. The factual terms of the letter agreement are confidential, and shall not be disclosed by either party to a third party without the prior written consent of the nondisclosing party.

     8. This letter agreement shall be interpreted in accordance with the laws of the State of Delaware, without regard to its conflict of law provisions. The parties agree that venue for the resolution of any dispute arising from this letter agreement shall be proper in and only in a court of competent subject matter jurisdiction in the State of Delaware, and the parties each agree to submit to the personal jurisdiction of the courts therein.

                                   Sincerely,

                                   ORICA USA INC.


                                   /s/ Milt MacGregory
                                   __________________________
                                   Milt B. MacGregor
                                   VP - Ammonium Nitrate

ACKNOWLEDGED AND AGREED TO:

LSB CHEMICAL CORP.

By: /s/ James L. Wewers
     ______________________________
     James L. Wewers
     President

                             EXHIBIT A

                            CHEROKEE, AL


                                                          ADJUSTMENT
                                                UNIT OF      PRICE
                                      VOLUME*   MEASURE    ($/UNIT)
                                      ______    _______    _________

Finished Goods and Raw Materials (LaRoche information as of June 30, 2000)

  Ammonia                            1,318.97     Tons        ***
  High Density A.N.                  2,683.38     Tons        ***
  Nitric Acid                          490.30     Tons        ***
  A.N. 83% Solution                  3,152.28     Tons        ***
  A.N. Ammonia Solution                164.70     Tons        ***
  Magnesium Oxide                       99.31     Tons        ***
  Galoryl                                8.33     Tons        ***
  Ammonium Thiosultate                  23.07     Tons        ***
  Inhibitor                              0.75     Tons        ***
  Nitrogen Solution (UAN)            1,590.79     Tons        ***

Stores Inventory             $   ***                         Actual
(LaRoche information as of June 30, 2000)                  Stores Value

Precious Metals
(LaRoche information as of June 30, 2000)

  Platinum                          3,244.76   Troy Ounce     400.00
  Rhodium                             170.78   Troy Ounce     440.00

*Based on quantities and costs associated with the Cherokee Plant as of June 30, 2000













***INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM
THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED
INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

                       CRYSTAL CITY, MISSOURI


                                                        ADJUSTMENT
                                              UNIT OF      PRICE
                                    VOLUME**  MEASURE    ($/UNIT)
                                    _______   _______   __________

Finished Goods and Raw Materials (LaRoche information as of June 30, 2000)

     Ammonia                       1,616.95     Tons       ***
     High Density A.N.             5,400.88     Tons       ***
     Nitric Acid                      30.00     Tons       ***
     Nitrogen Solution (UAN)         981.81     Tons       ***
     Lilamin                           4.33     Tons       ***
     Galoryl                           8.00     Tons       ***
     A.N. 83% Solution               805.09     Tons       ***

Stores Inventory           $   ***                         Actual
(LaRoche information as of June 30, 2000)                Stores Value

Precious Metals
(LaRoche information as of June 30, 2000)

     Platinum                         675.99    Troy Ounce   400.00
     Rhodium                           35.58    Troy Ounce   440.00

**Based on quantities and costs associated with the Crystal City Plant as of June 30, 2000





***INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM
THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED
INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.





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